EX-10.1

Management Agreement of GuangXi Province
Manganese Ore Project

BETWEEN

PERFISANS NETWORKS

AND

Liuzhou Yi Sheng Da Trading Co Ltd.
(Representative: Liao Dong Shang – Mine
Owner)

MANAGEMENT AGREEMENT

THIS AGREEMENT made and entered into as of __________ by and between
Perfisans Networks Corporation (hereinafter called Party A) and Liuzhou Yi
Sheng Da Trading Co Ltd. (hereinafter called Party B).

Party A : Liuzhou Yi Sheng Da Trading Co Ltd.
Legal representative : Liao, Dong Shang

Party B : Perfisans Networks Corporation
Legal representative : Chan, Hoi Ming

          To achieve reorganization of the enterprise and to increase productivity, Liuzhou Yi Sheng Da Trading Co Ltd. agrees the management of the Manganese Ore at Guangxi Fong Sheng be assigned to Aspire (Guangxi) Inc. Both parties agree to the following terms and conditions.

Rule 1      Summary

No. 1      The rights, responsibility and mutual benefits of Party A, Party B and its employees are described in this management agreement which offload the operation and production of the Manganese Ore from Party A.

No. 2      During the duration of management, Party A will follow and execute the mission, policy, rules and regulations of the country.

No. 3      During the duration of management, Party A is responsible for his own accounting, taxation, operation, gain and loss. All previous rules, policies, finance and taxation will remain unchanged.

Rule 2      Terms, condition and main objective of subcontracting

No. 4      The duration of management is ten years, from 1st June 2008 to 31st May 2018.

No. 5      During subcontracting, Party B agrees to raise fund and assist Party A in reorganizing and finalizing certain legal documents which include the exploration right of the mine.

No. 6      The main objective of management is to increase revenues, invest in technical improvement and repay loan. The main idea is as follows:

Item 1      During management period, 21% of the profit will be reserved.

Item 2      During management period, RMB25 million will be invested to improve production equipments.

Item 3      During management period, the cost of production will not exceed 30%.

Rule 3      Rights and responsibilities of Party B

  Rights of Party B

No. 7      During management period, Party B is the legal representative of a foreign venture who will undertake the full responsibility such as the legal representative (one person only) will be the authorized representative of the company and has the right of supervision and responsible for the operation of this agreement.

No. 8      During management period, Party B has the following rights :

Item 1      Party B can employ certain senior officers such as manager to form a team for the operation of the mine. The team will be dissolved when management period expired.

Item 2      Party B has the right to decide the organization of the mine, job placement and employment of professional technical staff.

Item 3      Party B has the right to award, punish, employ and terminate certain employees.

Item 4      Party B can modify internal payroll by his own payroll and wage standard.

Item 5      Party B can purchase new equipment if required.

Item 6      Party B has the right to explore new mines, if this is not contradictory to Rule 6.

No. 9      Party B can receive income based on the terms of this agreement.

   Responsibilities of Party B

No. 10    During management period, Party B will have the following responsibilities :

Item 1      According to national regulations, Party B has to remit all kinds of taxes and fees.

Item 2      Party B has to fulfil the technical missions as mentioned in this agreement.

Item 3      During management period, Party B has to guarantee the goodness of Party A’s equipments and set up the asset amortization account. Item 4 Party B has to observe and follow plans of Party A.

Item 5      Party B has to follow up with all contracts signed by Party A with other parties, including all legal rights and liabilities.

Item 6      Party B has to supervise the staffs of Party A, respect and protect the democratic rights of the staffs, reports to Party A of the progress, listen to opinion and suggestion of Party A.

Item 7      Party B has to protect the legal rights of Party A’s employees, improve their working condition, increases the wages according to the increase in economic benefit and to increase the benefits.

No. 11     Party B agrees to pay a security deposit (or stocks equivalent) of RMB4.2 million (USD600,000) to Party A.

Party B has to follow all terms and conditions as mentioned in the agreement.

Rule 4      Rights and responsibilities of Party A.

No. 12     Rights of Party A :

Item 1      Party A has to protect the national benefit and Party A’s benefit.

Item 2      Party A has the right to supervise the operational direction of Party B.

Item 3      Party A has the right to monitor the finance of Party B, to audit and to examine the quality of the product.

Item 4      Party A has the right to protect the legal rights of the employees under national rules and regulations.

No. 13     Responsibilities of Party A :

Item 1      Party A cannot violate the terms of this agreement, nor can Party A interfere with the operation rights of Party B.

Item 2      Party A cannot take over the assets of Party B.

Item 3      Party A has to protect the legal rights of Party B according to this agreement.

Item 4      Party A has to fulfill all terms as mentioned in the agreement.

Rule 5      Revenues of Party B

No. 14     During management period, Party B can receive his income, staff benefits or subsidiaries same as the staff of Party A.

No. 15     During management period, income of Party B will match with the economic indications and additional indications.

         General rules are as follows:

Item 1      Party A will reward Party B for special contributions.

Item 2      Only living expenses will be paid for working for less than nine months due to sickness or other affairs.

No. 16     The income of Party B will be calculated at end of each month. Cost will be calculated daily. Profit will be calculated within three working days at the end of each month and the profit will be paid back to Party A in the form of shares.

Rule 6      Amendment, cancellation and termination of the agreement

No. 17     This agreement is legal binding. Both Party A and Party B cannot amend or terminate this agreement unless it is agreed by both parties in writing. The agreement will be effective until both parties have reached an agreed on amendment.

No. 18     Before the expiry of this agreement, if the benefit of either party will be affected due to national policy, the affected party can amend or terminate the agreement.

No. 19     If Party B manages inefficiently or incorrectly which leads to a significant loss of Party A, or cannot fulfil the income target within two years, Party A has the right to terminate the agreement and claim for compensation from Party B.

No. 20     If Party A does not observe the terms of this agreement and interferes with the operation of Party B which affects its operation or its income, then Party B can terminate the agreement and claim for compensation from Party A.

No. 21     Due to certain uncontrollable reasons which affect the observation of this agreement, Party A and Party B can negotiate to arrive at certain amendment or terminate the agreement.

No. 22     Upon expiry of this agreement, the agreement will be terminated automatically.

No. 23     Thirty days before expiry of the agreement, Party A will review the operation of Party B. Party B will resign upon the signature of both parties.

Rule 7      Responsibility of violation

No. 24     Both parties should observe the terms of this agreement. The party who does not follow will undertake the responsibility of violation.

Rule 8      Additional rules

No. 25     If an accident has happened to Party B which cannot fulfil the terms of this agreement, Party B can elect or designate other party to undertake the agreement with the approval of Party A.

No. 26     Upon expiry of the agreement and if Party A desires to continue this operation, Party B has the priority to be selected as the management if Party B has fulfilled the terms of this agreement.

The Agreement is signed in copies and has been recorded at the Subcontracting Advisory Committee. The copy and the original of the Agreement has the legal effect.

Party A : Liuzhou Yi Sheng Da Trading Co Ltd.	c/o	Guangxi Fong Sheng
Manganese Ore

Legal representative :	/s/ Liao Dong Shang

Party B : Perfisans Networks Corporation.

Legal representative : Chan Hoi Ming

Date: May 26, 2008